Exhibit 3.1
YUKON
BUSINESS CORPORATIONS ACT
(Sections 30 and 179)
Form 5-01
ARTICLES OF AMENDMENT

1.	Name of Corporation:
IVANHOE ENERGY INC.

2.	The Articles of the above-named Corporation were amended pursuant to a Court order:

Yes ☐	No ☑

3.	The Articles of the above named corporation are amended as follows:
“4. Number (or minimum and maximum number) of Directors: Not less than three (3), nor more than eleven (11).”

4.	Date: September 22/05

Signature:	/s/ R. Edward Flood	Title: Director
R. Edward Flood

FILED

SEP 28 2005

DEPUTY REGISTRAR
OF CORPORATIONS

YUKON
BUSINESS CORPORATIONS ACT
(Sections 27 or 171)
Form 5-01
ARTICLES OF AMENDMENT

1.	Name of Corporation:
BLACK SEA ENERGY LTD.
Corporate Access Number 25151

2.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION WERE AMENDED PURSUANT TO A COURT ORDER:

Yes ☐	No ☑

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION WERE AMENDED PURSUANT TO A COURT ORDER:
Name of Corporation changed to: Ivanhoe Energy Inc.

4.

June 22, 1999	/s/ Beverly Downing	Corporate Secretary

DATE	SIGNATURE	TITLE

FILED

JUN 24 1999

DEPUTY REGISTRAR
OF CORPORATIONS

YUKON
BUSINESS CORPORATIONS ACT
(Sections 175)
Form 5-01
ARTICLES OF AMENDMENT

1.	Name of Corporation:
BLACK SEA ENERGY LTD. — Corporate Access No.: 25151

2.	The Articles of the above-named Corporation were amended pursuant to a Court order:

Yes ☐	No ☑

3.	The Articles of the above named corporation are amended as follows:
1.	Restrictions in the Articles of Amendment, dated May 31, 1996 and filed June 30, 1996 are deleted and there shall be no restrictions on share transfers.
2.	Schedule “B” of the Articles of Incorporation, dated February 20, 1995, filed February 21, 1995 are amended by deleting the provisions contained in the said Schedule “B” and substituting the following:
“A meeting of the shareholders of the Corporation may, in the Directors’ unfettered discretion, be held at any location in North America, Asia or Europe specified by the Directors in the Notice of such meeting.”

4.	Date: April 15, 1997

Signature:	/s/ Peter Meredith Peter Meredith	Title: Assistant Secretary

FILED

APR 16 1997

DEPUTY REGISTRAR
OF CORPORATIONS

YUKON
BUSINESS CORPORATIONS ACT
(Section 27 or 171)
FORM 5-01
ARTICLES OF AMENDMENT

1.	NAME OF CORPORATION
888 CHINA HOLDINGS LIMITED Corporate Access Number 24316

2.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED PURSUANT TO A COURT ORDER:

YES ☐	NO ☑

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:
1.	Name of Corporation: BLACK SEA ENERGY LTD.
3.	Restrictions, if any, on share transfers:
If, and for so long as, the Corporation is not a “distributing corporation”, no shares may be transferred without the consent of the Board of Directors, who will not be required to give any reason for refusing to consent to any proposed transfer.
6.	Other provisions, if any:
The Directors may, between annual general meetings, appoint one or more additional Directors of the Corporation to serve until the next annual general meeting, but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.
4.

May 31, 1996	/s/ D. Huberman	Director

DATE	David Huberman	TITLE
SIGNATURE
FILED

Jun 03 1996

REGISTRAR
OF CORPORATIONS

YUKON
BUSINESS CORPORATIONS ACT
(Section 8)
Form 1-01
ARTICLES OF INCORPORATION

1.	Name of Corporation: 888 CHINA HOLDINGS LIMITED

2.	The classes and any maximum number of shares that the Corporation is authorized to issue:
The Corporation is authorized to issue an unlimited number of shares without nominal or par value and the authorized capital of the Corporation is to be divided into Common and Preferred shares. The attached Schedule “A” setting out the rights, privileges, restrictions and conditions attached to the Common and Preferred shares is incorporated into and forms part of these Articles of Incorporation.

3.	Restrictions, if any, on share transfers: None.

4.	Number (or minimum and maximum number) of Directors:
Not less than three (3), nor more than nine (9).

5.	Restrictions, if any, on business the Corporation may carry on:
Pursuant to the Yukon Act, the Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.

6.	Other provisions, if any:
The attached Schedule “B” is incorporated into and forms part of these Articles of Incorporation.

7.	Incorporator:	Date: February 20, 1995
Leslie McRae, Legal Assistant Preston, Willis & Lackowitcz Barristers & Solicitors 2093 Second Avenue Whitehorse, Yukon Y1A 1B5 Signature: /s/ Leslie McRae
FILED

Feb 21 1995

REGISTRAR OF CORPORATIONS

SCHEDULE A
TO THE ARTICLES OF INCORPORATION OF
888 CHINA HOLDINGS LIMITED
1.     PROVISIONS ATTACHING TO THE COMMON SHARES
The common shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
1.1     Dividends
Subject to the prior rights of the holders of preferred shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors of the Corporation may from time to time determine and all dividends which the board of directors of the Corporation may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.
1.2     Dissolution
In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the preferred shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.
1.3     Voting Rights
The holders of the common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.
2.     PROVISIONS ATTACHING TO THE PREFERRED SHARES
The preferred shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
2.1     Directors’ Authority to Issue in One or More Series
The board of directors of the Corporation may issue the preferred shares at any time and from time to time in one or more series before the first shares of any particular series are issued, and shall fix the number of preferred shares in such series and, determine, subject to the limitations in the articles, the designation, rights, privileges, restrictions and conditions attached to the shares of such series including without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the priorities thereof in relation to other shares or the priorities of other shares in relation thereto, if any, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights, if any, the conversion or exchange rights attached thereto, if any, the voting rights attached thereto, if any, and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Registrar, as defined in the Business Corporations Act (Yukon), articles of the amendment containing the description of such series including the designation, rights, privileges, restrictions and conditions attached thereto as determined by the board of directors of the Corporation.
2.2      Ranking of Preferred Shares
No rights, privileges, restrictions or conditions attached to a series of preferred shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of preferred shares then outstanding. The preferred shares shall be entitled to priority over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of preferred shares are not paid in full the preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. After payment to the holders of preferred shares of each series of the amounts of dividends and capital payable in accordance with these provisions and the rights, privileges and restrictions attached to each series of preferred shares, the holders of preferred shares shall not be entitled to share in any further distribution of the property and assets of the Corporation. The preferred shares of any series may also be given such other preferences, not inconsistent with the articles, over the common shares and over any other shares ranking junior to the preferred shares as may be determined in the case of such series of preferred shares.
2.3     Voting Rights
Except as hereinafter referred to or as otherwise required by law or in accordance with any voting rights which may from time to time be attached to any series of preferred shares, the holders of the preferred shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

2.4      Approval of Holders of Preferred Shares
The rights, privileges, restrictions and conditions attaching to the preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the preferred shares given as hereinafter specified.
The approval of the holders of preferred shares to add to, change or remove any right, privilege, restriction or condition attaching the preferred shares as a class or to any other matter requiring the consent of the holders of the preferred shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of preferred shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Business Corporations Act (Yukon) (as from time to time amended, varied or replaced) and prescribed in the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of preferred shares as a class, each holder entitled to vote thereat shall have one vote in respect of each preferred share held by him.

SCHEDULE B
TO THE ARTICLES OF INCORPORATION OF
888 CHINA HOLDINGS LIMITED
Other provisions, if any:
     A meeting of the shareholders of the Corporation may, in the Directors’ unfettered discretion, be held at any location in North America or Asia specified by the Directors in the Notice of such meeting.